UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 10, 2026

CREDIT ACCEPTANCE CORPORATION
(Exact name of registrant as specified in its charter)

Michigan		000-20202	38-1999511
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

25505 West Twelve Mile Road
Southfield,	Michigan		48034-8339
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code:   (248) 353-2700

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	CACC	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 10, 2026, Credit Acceptance held its Annual Meeting of Shareholders at which shareholders:

1.Elected six directors to serve until the 2027 annual meeting;
2.Approved named executive officer compensation on an advisory basis;
3.Ratified the selection of Grant Thornton LLP as our independent registered public accounting firm for 2026.

Shareholders cast their votes on each of these three proposals as follows:

1. Election of six directors to serve until the 2027 Annual Meeting of Shareholders:

Director Nominees	For	Withheld	Broker Non Votes
Kenneth S. Booth	5,861,709	426,771	1,969,855
Glenda J. Flanagan	5,383,677	904,803	1,969,855
Vinayak R. Hegde	6,269,849	18,631	1,969,855
Sean E. Quinn	5,961,715	326,765	1,969,855
Thomas N. Tryforos	5,581,004	707,476	1,969,855
Scott J. Vassalluzzo	5,343,627	944,853	1,969,855

2.Approval of the advisory vote on named executive officer compensation:

For	Against	Abstain	Broker Non Votes
5,229,825	1,056,747	1,908	1,969,855

3.Ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for 2026:

For	Against	Abstain	Broker Non Votes
7,927,281	330,863	191	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDIT ACCEPTANCE CORPORATION

Date: June 10, 2026	By:	/s/ Jay D. Martin
Jay D. Martin
Chief Financial Officer